                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                 --------------


                                   FORM 8-K/A



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) MARCH 22, 1996


                              BANCFIRST CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


    OKLAHOMA                      0-14384                    73-1221379
    --------                      -------                    ----------
 (State or other           Commission File Number         (I.R.S. Employer
 jurisdiction of                                          Identification No.)
incorporation or
 organization)


   101 NORTH BROADWAY, SUITE 200, OKLAHOMA CITY, OKLAHOMA        73102
   ------------------------------------------------------      ----------
          (Address of principal executive offices)             (Zip Code)


       Registrant's telephone number, including area code:  (405)270-1086
                                                            -------------

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.
   (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

       The audited financial statements of City
       Bankshares, Inc. required by this item are
       provided as follows:
                                                             PAGE
                                                             ----
       Independent Auditors' Report                            5

       Consolidated Balance Sheet as of December 31,
       1995 and 1994                                           6

       Consolidated Statement of Income for the Years
       Ended December 31, 1995 and 1994                        7

       Statement of Cash Flows for the Years Ended
       December 31, 1995 and 1994                              8

       Statement of Stockholders' Equity for the Years
       Ended December 31, 1995 and 1994                       10

       Notes to Financial Statements                          11

   (b) PRO FORMA FINANCIAL INFORMATION.

       The pro forma financial information required by this item is provided as follows:

                                                             PAGE
                                                             ----
       Unaudited Pro Forma Consolidated Condensed
       Balance Sheet as of December 31, 1995                  25


       Unaudited Pro Forma Consolidated Condensed
       Statement of Income for the Year Ended December
       31, 1995                                               26


       Notes to Unaudited Pro Forma Consolidated
       Condensed Financial Statements                         27


       The unaudited pro forma consolidated condensed financial statements and related notes present the pro forma effects of the merger described in Item 2 of this report. The pro forma consolidated condensed balance sheet is presented as if the merger occurred at December 31, 1995. The pro forma consolidated condensed statement of income for the year ended December 31, 1995 is presented as if the merger occurred at January 1, 1995. The merger was accounted for using the purchase method.


       Pro forma data are based on assumptions and include adjustments as explained in the notes to the unaudited pro forma consolidated condensed financial statements. The pro forma data are not necessarily indicative of the financial results that would have occurred had the merger been effective on the date assumed and should not be viewed as indicative of operations in future periods. The unaudited pro forma consolidated condensed financial statements and related notes should be read in conjunction with the 1995 BancFirst Corporation
       Form 10-K and the audited financial statements of City Bankshares, Inc. presented elsewhere herein.

(c) EXHIBITS.


EXHIBIT
NUMBER   EXHIBIT.
- ------   -------

2.1  Agreement and Plan of Reorganization dated
     September 16, 1995 between BancFirst and City
     Bankshares,Inc., (filed as Exhibit 2.2 to the
     Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995 and incorporated herein by reference).


2.2  Agreement dated September 16, 1995 between
     BancFirst and William O. Johnstone (filed as
     Exhibit 2.3 to the Company's Quarterly Report on Form 10-Q for the quarter ended
     September 30, 1995 and incorporated herein by reference).

       CITY BANKSHARES, INC.

       REPORT AND FINANCIAL STATEMENTS

       DECEMBER 31, 1995 AND 1994

                        REPORT OF INDEPENDENT ACCOUNTANTS


January 26, 1996


To the Board of Directors and Stockholders of City Bankshares, Inc.


In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of City Bankshares, Inc. and its subsidiaries at December 31, 1995 and 1994, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the City Bankshares, Inc.'s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


PRICE WATERHOUSE LLP
Oklahoma City, Oklahoma

CITY BANKSHARES, INC.

CONSOLIDATED BALANCE SHEET (DOLLARS IN THOUSANDS)
- -------------------------------------------------------------------


                                                  DECEMBER 31,
                                                1995       1994
                                                ----       ----

ASSETS
Cash and due from banks                      $  11,182  $  10,191
Interest bearing deposits with banks                18         24
Federal funds sold                               9,750     12,000
Investment securities                           39,348     46,303
Loans, net                                      78,280     66,196
Premises and equipment, net                      5,436      6,042
Intangible assets, net                           1,250      1,595
Other assets, net                                4,445      4,879
Deferred tax asset, net                           --          106
                                             ---------  ---------

                                             $ 149,709   $147,336
                                             ---------  ---------
                                             ---------  ---------

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
 Non-interest bearing                        $  45,747  $  45,751
 Interest bearing                               87,245     85,996
                                             ---------  ---------

    Total deposits                             132,992    131,747

Long-term borrowings                             1,400      1,800
Other liabilities                                  614        507
Current taxes payable                               21         49
Deferred tax liability, net                         21
                                             ---------  ---------

    Total liabilities                          135,048    134,103
                                             ---------  ---------

Minority interest                                  336        289
                                             ---------  ---------

Commitments and Contingencies (Note 14)

Stockholders' equity:
 Common stock; $1.00 par value, 2,000,000
  shares authorized; 902,150 and 889,650
  shares issued and outstanding in 1995
  and 1994, respectively                           902        890
 Capital surplus                                 8,114      8,002
 Retained earnings                               5,312      4,172
 Unrealized holding gain (loss) on
  investment securities                              2       (115)
 Treasury stock, at cost                            (5)        (5)
                                             ---------  ---------

                                                14,325     12,944
                                             ---------  ---------

                                             $ 149,709  $ 147,336
                                             ---------  ---------
                                             ---------  ---------

                     The accompanying notes are an integral
                       part of these financial statements.

CITY BANKSHARES, INC.

CONSOLIDATED STATEMENT OF INCOME (DOLLARS IN THOUSANDS)
- -------------------------------------------------------------------


                                             YEAR ENDED DECEMBER 31,
                                                1995       1994
                                                ----       ----


Interest income:
  Loans, including fees                       $ 6,999    $  5,716
 Investment securities                          2,464       2,549
 Federal funds sold                               221          99
 Interest-bearing deposits                          1           1
                                              -------    --------

    Total interest income                       9,685       8,365
                                              -------    --------

Interest expense:
 Deposits                                       3,201       2,470
 Short-term borrowings                             39          99
 Long-term borrowings                             145         126
                                              -------    --------

    Total interest expense                      3,385       2,695
                                              -------    --------

Net interest income                             6,300       5,670
Provision for possible loan losses                 75          22
                                              -------    --------

Net interest income after provision
 for possible loan losses                       6,225       5,648
                                              -------    --------

Non-interest income:
 Data processing income                         9,219       7,896
 Service charges on deposits                    1,059       1,080
 Other                                            244         250
                                              -------    --------

    Total non-interest income                  10,522       9,226
                                              -------    --------

Non-interest expense:
 Salaries and employee benefits                 7,213       6,388
 Occupancy, net                                   851         945
 Depreciation and amortization                  1,439       1,392
 Net expense from other real estate owned          45         155
 Other                                          4,689       4,010
                                              -------    --------

    Total non-interest expense                 14,237      12,890
                                              -------    --------

Income before taxes                             2,510       1,984
Income tax expense                              1,016         724
                                              -------    --------

Net income                                    $ 1,494    $  1,260
                                              -------    --------
                                              -------    --------

                     The accompanying notes are an integral
                       part of these financial statements.

CITY BANKSHARES, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS (DOLLARS IN THOUSANDS)
- -----------------------------------------------------------------------------

                                                      YEAR ENDED DECEMBER 31,
                                                        1995          1994
Operating activities:
 Net income                                          $   1,494      $  1,260
 Adjustments to reconcile net income to
  net cash provided by operating activities:
   Provision for loan losses                                75            22
   Provision for other real estate losses                   24           113
   Depreciation and amortization                         1,439         1,392
   Net accretion of investment
    security premiums and discounts                        (54)          311
   Accretion of loan discounts, net                         39           (28)
   Decrease (increase) in interest receivable               62          (193)
   Increase in interest payable                             80            15
   Change in current taxes                                 (28)           87
   Change in deferred taxes                                 52            53
   Other, net                                              422          (162)
                                                     ---------      --------

Net cash provided by operating activities                3,605         2,870
                                                     ---------      --------


Investing activities:
 Proceeds from sales and maturities of
  investment securities                                 12,493        13,845
 Purchases of investment securities                     (5,293)      (19,635)
 Net increase in loans                                 (12,198)         (773)
 Purchases of premises and equipment                      (488)       (1,219)
 Decrease in loan to ESOP                                                117
                                                     ---------      --------

Net cash used in investing activities                   (5,486)       (7,665)
                                                     ---------      --------


The accompanying notes are an integral part of these financial statements.

CITY BANKSHARES, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS (DOLLARS IN THOUSANDS)
- -----------------------------------------------------------------------------

                                                             YEAR ENDED DECEMBER 31,
                                                                1995        1994
Financing activities:
 Net increase in savings accounts and
  demand deposits                                                2,090       6,275
 Net (decrease) increase in certificates
  of deposit                                                      (845)      1,973
 Net decrease in long-term borrowings                             (400)       (161)
 Issuance of common stock                                          125           -
 Dividends paid                                                   (354)          -
                                                             ---------    ---------

Net cash (used in) provided by financing activities                616       8,087
                                                             ---------    ---------

Net (decrease) increase in cash and cash equivalents            (1,265)      3,292


Cash and cash equivalents at the beginning
 of the period                                                  22,215      18,923
                                                             ---------    ---------

Cash and cash equivalents at the end of the period           $  20,950    $ 22,215
                                                             ---------    ---------
                                                             ---------    ---------

               SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION


Cash paid during the period for interest                     $   3,305    $  2,680
                                                             ---------    ---------
                                                             ---------    ---------

Cash paid during the period for taxes                        $     993    $    604
                                                             ---------    ---------
                                                             ---------    ---------

           SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING ACTIVITIES


Unrealized holding gain (loss) on investment securities,
  net of $1 and $74 tax effect, respectively                 $       2    $   (115)
                                                             ---------    ---------
                                                             ---------    ---------

  The accompanying notes are an integral part of these financial statements.

CITY BANKSHARES, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DOLLARS IN THOUSANDS)
- -----------------------------------------------------------------------------

                                                               YEAR ENDED DECEMBER 31,
                                                                  1995        1994

Common stock:
 Balance at beginning of period (889,650 shares)               $     890       $    890
 Issuance of common stock (12,500 shares)                             12             -
                                                               ---------      ---------

 Balance at end of period (902,150 and 889,650
  shares, respectively)                                              902            890
                                                               ---------      ---------

Capital surplus:
 Balance at beginning of period                                    8,002          8,002


 Issuance of common stock                                            112             -
                                                               ---------      ---------

 Balance at end of period                                          8,114          8,002
                                                               ---------      ---------

Retained earnings:
 Balance at beginning of period                                    4,172          2,912


 Net income                                                        1,494          1,260
 Dividend paid ($.40 per common share)                              (354)            -
                                                               ---------      ---------

 Balance at end of period                                          5,312          4,172
                                                               ---------      ---------

Unrealized holding gain (loss) on investment securities, net           2           (115)
                                                               ---------      ---------

Loan to ESOP:
 Balance at beginning of period (0 and 13,000 shares,
  respectively)                                                       -            (117)
 Net payments on ESOP loan (0 and 13,000 shares,
  respectively)                                                       -             117
                                                               ---------      ---------

 Balance at end of period (0 shares)                                  -              -

                                                               ---------      ---------

Treasury stock:
 Balance at beginning and end of period (5,000 shares)                (5)            (5)
                                                               ---------      ---------

Total stockholders' equity                                     $  14,325      $  12,944
                                                               ---------      ---------
                                                               ---------      ---------

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

City Bankshares, Inc. ("Bankshares") was incorporated in Oklahoma in June 1985 for the purpose of becoming a bank holding company. The accounting and reporting policies of Bankshares and its wholly-owned subsidiary City Bank and Trust (the "Company") conform to generally accepted accounting principles and general practice within the banking industry.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

In September 1995, Bankshares entered into an agreement in which all the outstanding stock of Bankshares would be acquired. Under the terms of the agreement, C-Teq, Inc. would be spun-off to the shareholders of Bankshares prior to the acquisition. The acquisition is subject to regulatory approval and is expected to be completed in early 1996.

The following represent the more significant policies and practices.

PRINCIPLES OF CONSOLIDATION AND BASIS OF PRESENTATION

The consolidated financial statements include the accounts of Bankshares and the following subsidiaries: City Bank and Trust, C-Teq, Inc. and C-Teq, Inc.'s subsidiary, Versateq, Inc.

All significant intercompany accounts and transactions have been eliminated.

INVESTMENT SECURITIES

Effective January 1, 1994, Bankshares prospectively adopted the Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("FAS 115"). Under FAS 115, the Bankshares' marketable securities are classified as either available-for-sale or as held-to-maturity. Investments which are classified as available-for-sale are recorded at current market value, with an offsetting adjustment to stockholders' equity. Investments which are classified as held to maturity are carried at cost, adjusted for amortization of premium and accretion of discount on a basis that approximates the interest method. Gains or losses on the disposition of investment securities are recognized based upon the adjusted cost of the specific securities sold. Bankshares' policy is to hold its investment securities to maturity and does not engage in trading activities. The effect of adoption of this statement did not have a material effect on the Bankshares' consolidated financial position.

LOANS

Loans are stated at the principal amount outstanding, net of unearned discount. Interest income on installment loans is recognized using the interest method. Interest on other loans is recognized based on the principal amount of loans outstanding. A loan is placed on non-accrual status when, in the opinion of management, the future collectibility of interest and principal is in doubt. Interest income on these loans is only recognized to the extent payments are received.

ALLOWANCE FOR POSSIBLE LOAN LOSSES

The allowance for possible loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for possible loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible loan losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans. The evaluations take into consideration such factors as changes in the nature and volume of the portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrowers' ability to pay.

PREMISES AND EQUIPMENT

Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the depreciable assets. The estimated useful lives range from three to thirty-five years. Maintenance and repairs are charged to expense as incurred, while improvements are capitalized. When assets are retired or otherwise disposed of, the cost and applicable accumulated depreciation are removed from the respective accounts and any resulting gain or loss is reflected in operations.

INTANGIBLE ASSETS

Intangible assets consist of core deposits intangible, data processing contracts, a non-compete agreement and excess cost over net assets of acquired subsidiaries. Core deposit intangible and excess cost over net assets of acquired subsidiaries are amortized on a straight-line basis over 15 years. Data processing contracts are amortized under the straight-line method over the estimated life of the related contracts, which ranges from 3 to 10 years. The non-compete agreement is amortized using the straight-line method over 5 years.

OTHER REAL ESTATE AND REPOSSESSED ASSETS

Other real estate and repossessed assets are included in other assets and are comprised of real property and other miscellaneous assets acquired through foreclosure proceedings or acceptance of a deed in lieu of foreclosure. These assets are carried at the lower of the recorded investment in the loan or fair value based on appraised value. Losses arising from acquisition of such assets are charged against the allowance for possible loan losses. Other real estate and repossessed assets approximated $1,069 at December 31, 1995 and $1,694 at December 31, 1994.

DATA PROCESSING INCOME

Check and data processing income is recognized as the services are performed.

INCOME TAXES

Bankshares and its subsidiaries file a consolidated tax return. Beginning January 1, 1993, the Company adopted the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("FAS 109") and applied the provisions prospectively in 1993.

The adoption of FAS 109 changes the Company's method of accounting for income taxes from the deferred method (APB 11) to an asset and liability method. Previously, the Company has provided deferred income taxes to reflect the effect of certain items of income and expense which are recognized for financial reporting purposes in a time period which differs from the period in which they are recognized for federal income taxes purposes. The asset and liability method requires the recognition of deferred taxes for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of assets and liabilities.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers cash and due from banks, interest bearing deposits with banks and federal funds sold as cash equivalents.

RECLASSIFICATIONS

Certain 1994 amounts have been reclassified to conform with 1995 presentation.

2. RESTRICTIONS ON DUE FROM FEDERAL RESERVE

The Company is required, as a matter of law, to maintain an average reserve balance with the Federal Reserve Bank. The average amount of reserve balances for the years ended December 31, 1995 and 1994 was approximately $1,366 and $1,270, respectively.

3.INVESTMENT SECURITIES

The amortized cost and estimated market values of investments in debt securities are as follows:



HELD-TO-MATURITY                                   DECEMBER 31, 1995
                                               GROSS         GROSS     ESTIMATED
                                AMORTIZED    UNREALIZED    UNREALIZED    MARKET
                                  COST         GAINS         LOSSES      VALUE
U.S. Treasury securities and
 obligations of U.S. government
 corporations and agencies       $36,838        $79         $(1,327)     $35,590

Mortgage-backed securities            73                                      73

Other debt securities                861                        (10)         851
                                 -------        ---         -------      -------

     Totals                      $37,772        $79         $(1,337)     $36,514
                                 -------        ---         -------      -------
                                 -------        ---         -------      -------


AVAILABLE FOR SALE                                     DECEMBER 31, 1995
                                                 GROSS       GROSS     ESTIMATED
                                  AMORTIZED   UNREALIZED   UNREALIZED    MARKET
                                    COST        GAINS        LOSSES      VALUE
U.S. Treasury securities and
 obligations of U.S. government
 corporations and agencies         $1,573        $10          $  (7)     $ 1,576
                                  -------        ---         -------      ------
                                  -------        ---         -------      ------

An unrealized holding gain on investment securities of $2, net of $1 tax effect and $(115), net of $74 tax effect at December 31, 1995 and 1994, respectively, is reflected in a separate component of stockholders' equity.

HELD-TO-MATURITY                                     DECEMBER 31, 1994
                                                 GROSS       GROSS     ESTIMATED
                                  AMORTIZED   UNREALIZED   UNREALIZED    MARKET
                                    COST        GAINS        LOSSES      VALUE
U.S. Treasury securities and
 obligations of U.S. government
 corporations and agencies        $37,667       $   6      $(2,990)     $34,683

Mortgage-backed securities            820                      (33)         787

Other debt securities               1,194                      (26)       1,168
                                  -------        ----      -------      -------
     Totals                       $39,681        $  6      $(3,049)     $36,638
                                  -------        ----      -------      -------
                                  -------        ----      -------      -------



AVAILABLE FOR SALE                               DECEMBER 31, 1994
                                                 GROSS       GROSS     ESTIMATED
                                  AMORTIZED   UNREALIZED   UNREALIZED    MARKET
                                    COST        GAINS        LOSSES      VALUE
U.S. Treasury securities and
 obligations of U.S. government
 corporations and agencies        $ 6,811        $ --       $ (189)     $ 6,622
                                  -------        ----      -------      -------
                                  -------        ----      -------      -------

   The amortized cost and estimated market value of debt securities at December 31, 1995, by contractual maturities, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                 ESTIMATED
                                              AMORTIZED            MARKET
   Held-To-Maturity                             COST               VALUE
                                              ---------           --------
   Due in one year or less                     $ 3,963            $ 3,964
   Due after one year, through five years       12,456             11,311
   Due after five years, through ten years       3,410              3,359
   Due after ten years                          17,870             17,807
                                               -------            -------
                                                37,699             36,441
   Mortgage-backed securities                       73                 73
                                               -------            -------
                                               $37,772            $36,514
                                               -------            -------
                                               -------            -------
                                                                 ESTIMATED
                                               AMORTIZED          MARKET
   Available-For-Sale                            COST              VALUE
                                               -------            -------
   Due in one year or less                     $  --              $  --
   Due after one year, through five years         --                 --
   Due after five years, through ten years          43                 45
   Due after ten years                           1,530              1,531
                                               -------            -------
                                                $1,573            $ 1,576
                                               -------            -------
                                               -------            -------

   Although the stated final maturities are within the time frames stated, the estimated actual life may be shorter. Investment securities having a book value of $35,853 and $27,708 at December 31, 1995 and 1994, respectively, were pledged to secure public funds on deposit and for other purposes as required or permitted by law.

4. LOANS

   The following is a schedule of loans outstanding, by category:

                                                       DECEMBER 31,
                                                 1995                1994
                                                 ----                ----
   Commercial, financial and other             $ 64,571           $ 51,715
   Real estate mortgage - personal                8,628              9,930
   Installment                                    5,925              5,303
                                               --------           --------
      Total loans                                79,124             66,948
   Unearned discount                                (51)               (12)
                                               --------           --------
      Loans, net of unearned discount            79,073             66,936
   Allowance for possible loan losses              (793)              (740)
                                               --------           --------
      Loans, net                               $ 78,280           $ 66,196
                                               --------           --------
                                               --------           --------

   Loans on which the accrual of interest has been discontinued or reduced amounted to $26 at December 31, 1995 and $157 at December 31, 1994.

   Certain of Bankshares' officers, directors and stockholders had transactions with the Company in the ordinary course of business.
   In the opinion of management, such transactions were made on substantially the same terms as those prevailing at the time for comparable transactions with unrelated parties and did not involve more than a normal amount of risk.  Loan transactions with officers, directors, principal stockholders and their affiliated interests are as follows:
                                                 YEAR ENDED DECEMBER 31,
                                                 1995               1994
                                                 ----               ----
   Balance at beginning of year                $  4,953           $  3,817
   Additions                                     17,566              9,921
   Amounts collected                            (17,843)            (8,785)
                                               ---------          --------
   Balance at end of year                      $  4,676           $  4,953
                                               ---------          --------
                                               ---------          --------

   Interest income attributable to related party loans amounted to $383 and $337 during 1995 and 1994, respectively. Changes in the allowance for possible loan losses are summarized below:

                                                    YEAR ENDED DECEMBER 31,
                                                    1995             1994
                                                    ----             ----
   Balance at beginning of year                 $  740            $  824
   Provisions                                       75                22
   Recoveries                                       25                12
   Loans charged off                               (47)             (118)
                                                -------          --------
   Balance at end of year                       $  793            $  740
                                                -------          --------
                                                -------          --------

   Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan" ("FAS 114"), was issued in May 1993. This new accounting standard requires that impaired loans be measured based upon the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. A loan is impaired when, based on current information and events, it is probable that all amounts due according the contractual terms of the loan agreement will not be collected. Bankshares adopted FAS 114 in January 1995. The adoption of FAS 114 did not have a material effect on the financial position or results of operation of the Company.

5. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

   The Company is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of their customers. The financial instruments include commitments to advance funds on existing credit facilities and standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the statement of financial position. The contractual amounts of these instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

   The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to advance funds on existing credit facilities and standby letters of credit is represented by the contractual amounts of the instruments. Management uses the same credit policies in making these commitments as they do for on-balance sheet instruments.

   Commitments to advance funds on existing credit facilities are agreements to lend to a customer as long as there is no violation of any condition established in the contract. These commitments have fixed expiration dates or other termination clauses and may require payment of a fee. At December 31, 1995, the Company's total unfunded commitments to extend credit on existing facilities amounted to $18,227. Management evaluates each customer's credit worthiness on a case-by-case basis.
   The amount of collateral obtained, if deemed necessary by management, upon extension of credit is based on management's evaluation of the customer. Collateral held varies but may include accounts receivable, inventory, marketable securities, fixed assets and real estate.

   Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party and total $998 at December 31, 1995. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held varies but may include accounts receivable, inventory, marketable securities, fixed assets and real estate. Since most of the letters of credit are expected to expire without being drawn upon, they do not necessarily represent future cash requirements.

6. SIGNIFICANT GROUP CONCENTRATIONS OF CREDIT RISK

   The Company's principal area of business is the Oklahoma City metro area and, as a result, at December 31, 1995, the loan portfolio contained concentrations of credit risk with borrowers located in this area.

7. PREMISES AND EQUIPMENT

   The following is a summary of premises and equipment, by category:

                                                          DECEMBER 31,
                                                    1995               1994
                                                    ----               ----
   Land                                           $ 1,067            $ 1,067
   Buildings                                        1,998              1,998
   Furniture, fixtures and equipment                9,670              9,177
                                                  -------            -------
                                                   12,735             12,242
   Accumulated depreciation                        (7,299)            (6,200)
                                                  -------            -------
                                                  $ 5,436            $ 6,042
                                                  -------            -------
                                                  -------            -------

   Depreciation expense was $1,099 and $1,016 for years ended December 31, 1995 and 1994, respectively.

8. INTANGIBLE ASSETS

   Intangible assets are summarized as follows:

                                                           DECEMBER 31,
                                                     1995               1994
                                                     ----               ----
   Core deposit                                    $ 2,399           $ 2,399
   Data processing contracts                         1,089             1,089
   Non-compete agreement                               250               250
   Excess cost over net assets of acquired
    subsidiaries                                       704               704
                                                   -------           -------
                                                     4,442             4,442
   Accumulated amortization                         (3,192)           (2,847)
                                                   -------           -------
                                                   $ 1,250           $ 1,595
                                                   -------           -------
                                                   -------           -------

    Amortization expense amounted to $345 and $377 in 1995 and 1994, respectively.

9.  TIME DEPOSITS

    Certificates of deposit in denominations of $100 or more amounted to $13,471 and $14,624 at December 31, 1995 and 1994, respectively.

10. LONG-TERM BORROWINGS

    Information related to long-term borrowings is summarized as follows:

                                                          DECEMBER 31,
                                                    1995               1994
                                                    ----               ----
    Term loan agreement                           $ 1,400            $ 1,800
                                                  -------            -------
                                                  -------            -------

    Bankshares has a $2,000 term loan with Boatmen's First National Bank of Oklahoma (Boatmen's). The terms of the loan provide for interest equal to Boatmen's corporate base rate plus 1/4% fixed annually at the note's anniversary date (8.75%
                                                               17
    at December 31, 1995).  The term loan is due December
    31, 2003, with semi-annual principal payments of $100, plus accrued interest quarterly. The indebtedness is secured by all of the outstanding capital stock of City Bank and Trust and Bankshares' interest in the outstanding stock of C-Teq. The terms of the agreement contain certain provisions regarding maintenance of minimum capital ratios at the Company level.

    Amounts due on long-term borrowings in each of the next five years are as follows:


    1996                                   $   200
    1997                                       200
    1998                                       200
    1999                                       200
    2000 & Thereafter                          600
                                           -------
                                           $ 1,400
                                           -------
                                           -------

11. INCOME TAXES

    The provision for income taxes consist of the following:

                                           YEAR ENDED DECEMBER 31,
                                               1995       1994
                                               ----       ----
    Current tax expense:
     Federal                                  $  871     $ 615
     State                                        95        56
                                              ------     -----
          Total current                          966       671
                                              ------     -----
    Deferred tax expense:
     Federal                                      43        46
     State                                         7         7
                                              ------     -----
          Total deferred                          50        53
                                              ------     -----
          Total income tax expense            $1,016     $ 724
                                              ------     -----
                                              ------     -----

The income tax provision for 1995 differs from the expected corporate income tax rate primarily as a result of permanent differences in the determination of pre-tax and taxable income. The majority of the permanent differences are attributable to amortization of intangibles.

The deferred tax asset under FAS 109 is comprised of the following:

                                                  DECEMBER 31,
                                                 1995     1994
                                                 ----     ----
Loan loss reserve                                $ 90     $ 57
Other real estate owned                           240      405
Unrealized holding loss on investment securities            74
                                                 ----     ----
 Gross deferred tax asset                         330      536
                                                 ----     ----
Premises and equipment                            303      365
Intangible assets                                  47       65
Unrealized holding gain on investment securities    1
                                                 ----     ----
   Gross deferred tax liability                   351      430
                                                 ----     ----
Deferred tax asset (liability), net              $(21)    $106
                                                 ----     ----
                                                 ----     ----

A reconciliation of tax expense at the federal statutory tax rate applied to income before taxes follows:

                                             YEAR ENDED DECEMBER 31,
                                                  1995    1994
                                                  ----    ----
Tax expense at the federal statutory tax rate    $  869   $675
(Increase) decrease in tax expense from:
 Excess cost amortization                            39     56
 State tax expense, net of federal tax benefit       95     38
 Other, net                                          13    (45)
                                                 ------   ----
 Total tax expense                               $1,016   $724
                                                 ------   ----
                                                 ------   ----

12. CONDENSED PARENT COMPANY FINANCIAL STATEMENTS

    The following condensed financial statements are for City Bankshares, Inc. only:

                        BALANCE SHEET

                                                        DECEMBER 31,
                                                      1995       1994
                                                      ----       ----
ASSETS
Cash and temporary investments                        $   121   $   277
Investment in subsidiaries; at equity                  15,143    13,941
Excess cost over net assets of acquired subsidiaries      369       392
Current tax asset, net                                     58       101
Other assets                                               37        37
                                                      -------   -------
                                                      $15,728   $14,748
                                                      -------   -------
                                                      -------   -------
LIABILITIES AND STOCKHOLDERS' EQUITY
Long-term borrowings                                  $ 1,400   $ 1,800
Other liabilities                                           3         4
Stockholders' equity                                   14,325    12,944
                                                      -------   -------
                                                      $15,728   $14,748
                                                      -------   -------
                                                      -------   -------

                     STATEMENT OF INCOME

                                                    FOR THE YEAR ENDED
                                                        DECEMBER 31,
                                                       1995     1994
                                                       ----     ----
Operating income:
 Dividends from subsidiaries                          $   550   $    --
 Interest                                                   7        18
                                                      -------   -------
   Total operating income                                 557        18
                                                      -------   -------
Operating expense:
 Interest                                                 145       126
 Other                                                     75        38
                                                      -------   -------
   Total operating expense                                220       164
                                                      -------   -------
Income (loss) before income tax benefit and
equity in undistributed earnings of subsidiaries          337      (146)
Allocated income tax benefit                               71        48
                                                      -------   -------
Income (loss) before equity in undistributed
earnings of subsidiaries                                  408       (98)
Undistributed earnings of subsidiaries                  1,086     1,358
                                                      -------   -------
Net income                                             $1,494    $1,260
                                                      -------   -------
                                                      -------   -------

                   STATEMENT OF CASH FLOWS


                                                     FOR THE YEAR ENDED
                                                        DECEMBER 31,
                                                       1995      1994
                                                       ----      ----
Operating activities:
 Net income                                           $ 1,494   $ 1,260
 Adjustments to reconcile net income to net cash
  used in operating activities:
   Depreciation and amortization                           23        23
   Change in current taxes                                 43       (33)
   Equity in earnings of subsidiaries                  (1,636)   (1,358)
   Other, net                                              (1)      (13)
                                                      -------   -------
Net cash used in operating activities                     (77)     (121)
Investing activities:
 Issuance of common stock                                 125        --
 Dividends received                                       550        --
                                                      -------   -------
Net cash provided by investing activities                 675        --
                                                      -------   -------
Financing activities:
 Dividends paid                                          (354)       --
 Principal payments on long-term debt                    (400)      (44)
                                                      -------   -------
Net cash used in financing activities                    (754)      (44)
                                                      -------   -------
Net decrease in cash and cash equivalents                (156)     (165)
Cash and cash equivalents at the beginning of
the year                                                  277       442
                                                      -------   -------
Cash and cash equivalents at the end of the year       $  121    $  277
                                                      -------   -------
                                                      -------   -------

      SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid during the year for interest                $   145   $   139
                                                      -------   -------
                                                      -------   -------
Cash paid during the year for income taxes            $   993   $   604
                                                      -------   -------
                                                      -------   -------

13.  EMPLOYEE AND OTHER BENEFITS

In September, 1985, Bankshares adopted the City Bankshares, Inc. Employee
Stock Ownership Plan ("Plan") effective October 1, 1985. The Plan covers all eligible employees, as defined in the Plan, of Bankshares and its subsidiaries. The participants are not permitted to contribute to the Plan, and the annual contribution to the Plan by the Bankshares is at the discretion of the Board of Directors. The aggregate amount of cash contributions to the Plan for the years ending December 31, 1995 and 1994 were approximately $0 and $168, respectively.

Bankshares also adopted the City Bankshares, Inc. Stock Option Plan ("Option Plan") in December, 1985. The Option Plan authorizes the Board of Directors to grant incentive stock options ("the Options") for up to a maximum of 200,000 shares of Bankshares' common stock. The Options are exercisable six months after the date of the grant and expire 10 years after the date of the grant if unexercised. The exercise price of the Options approximated the fair market value of the stock at the date of the grant.

During 1990, Bankshares adopted the City Bankshares, Inc. Directors Stock Option Plan ("Directors Option Plan"). The Directors Option Plan is intended to further the interests of Bankshares by providing recognition to its outside directors for their time, effort and participation. Each outside director shall be granted 5,000 shares, and shall become vested with respect to the options at 20% for each year of service. The Directors Option Plan provides that a maximum of 50,000 may be exercised pursuant to the Directors Option Plan at any time after issuance for up to 10 years.

A summary of stock option transactions follows:

                                             SHARES UNDER OPTION
                                             -------------------
                                                                      OPTION
                                                                       PRICE
STOCK OPTION PLANS                    DIRECTORS       INCENTIVE        RANGE
- ------------------                    ---------       ---------       ------

Outstanding at December 31, 1993        32,000         141,350       $10.00 to
                                                                        $10.62


Granted                                  3,000                          $10.39


Canceled                                                   500          $10.62
                                      --------       ---------     -----------

Outstanding at December 31, 1994        35,000         140,850       $10.00 to
                                                                        $10.62

Granted                                  2,000                          $10.39
                                      --------       ---------     -----------

Exercised                                               12,500          $10.00


Outstanding at December 31, 1995        37,000         128,350       $10.00 to
                                                                        $10.62
                                      --------       ---------     -----------
                                      --------       ---------     -----------


C-Teq, Inc. has outstanding incentive stock options to certain officers and directors. Holders of these incentive options are entitled to purchase 109 of the outstanding shares of C-Teq, Inc. (representing approximately 15% of the company). Such options are exercisable at $1,200 per share on or before December 18, 1999.

In October 1991, Bankshares adopted the Savings Incentive Plan for City Bankshares, Inc. ("401k Plan"). As defined in the 401(k) Plan, all eligible employees may participate. Bankshares contributed a total of $97 and $52 in 1995 and 1994, respectively, in contributions.

14.  COMMITMENTS AND CONTINGENCIES

The Company leases equipment and office space under cancelable and non-cancelable operating leases. Future minimum lease commitments relating to operating leases which have remaining terms in excess of one year at December 31, 1995, are as follows:


     1996          $ 587
     1997            563
     1998            547
     1999            493
     2000            467
     Thereafter      715


Total rental expense, including rental on cancelable and non-cancelable leases, amounted to approximately $708 and $718 for the periods ending December 31, 1995 and 1994 respectively.

15.  FAIR VALUES OF FINANCIAL INSTRUMENTS

The fair values reported below for financial instruments are based on a variety of factors. In some cases, fair values represent quoted market prices for identical or comparable instruments. In other cases, fair values have been estimated based on assumptions concerning the amount and timing of estimated future cash flow and assumed discount rates reflecting varying degrees of risk. Accordingly, the fair values may not represent actual values of the financial instruments that could have been realized as of year end or that will be realized in the future.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

CASH AND DUE FROM BANKS; FEDERAL FUNDS SOLD

The carrying amount of these short-term instruments is a reasonable estimate of fair value.

SECURITIES

For securities, fair values are based on quoted market prices or dealer quotes, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

LOANS

For certain homogenous categories of loans, such as some residential mortgages, fair value is estimated using the quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics. For residential mortgage loans held for sale, guaranteed student loans and participations in pools of credit card receivables, the carrying amount is a reasonable estimate of fair value. The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

DEPOSIT LIABILITIES

The fair value of transaction and savings accounts is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities.

LONG-TERM BORROWINGS

The amount payable on the note payable is a reasonable estimate of its fair value.

LOAN COMMITMENTS AND LETTER OF CREDIT

The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the terms of the agreements. The fair value of letters of credit is based on fees currently charged for similar agreements.

The estimated fair values of Bankshares' financial instruments are as follows:

                                                      DECEMBER 31,
                                                          1995
                                                  CARRYING        FAIR
                                                   AMOUNT         VALUE
                                                 ----------     ---------
FINANCIAL ASSETS
  Cash and due from banks                        $  11,182      $  11,182
  Federal funds sold                                 9,750          9,750
    Securities                                      39,348         38,090
      Loans:
        Loans (net of unearned interest)            79,073
        Allowance for possible loan losses            (793)
                                                 ----------     ---------

        Loans, net                                  78,280         78,279


FINANCIAL LIABILITIES
  Deposits                                         132,992        132,802
  Long-term borrowings                               1,400          1,400


OFF-BALANCE SHEET FINANCIAL INSTRUMENTS
  Loan commitments                                                     86
  Letters of credit                                                     5

                             BANCFIRST CORPORATION
           UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                   For the Year Ended December 31, 1995
                            (Dollars in thousands)

                                                                     CITY
                                                    BANCFIRST       BANCFIRST         PRO FORMA         BANCFIRST
                                                    HISTORICAL      HISTORICAL       ADJUSTMENTS        PRO FORMA
                                                    ----------      -----------      -----------        ----------
ASSETS
Cash and due from banks. . . . . . . . . . . . . .  $    85,353     $    11,200     $      (63) (a)     $   100,336
                                                                                         3,846  (h)
Securities . . . . . . . . . . . . . . . . . . . .      263,113           9,348         (1,258) (i)         301,203
Federal funds sold . . . . . . . . . . . . . . . .       30,085           9,750          1,711  (b)          15,925
                                                                                        (1,400) (d)
                                                                                       (19,125) (e)
                                                                                        (1,250) (g)
                                                                                        (3,846) (h)
Loans:
  Total loans (net of unearned interest) . . . . .      625,162          79,073          1,613  (j)         705,848
  Allowance for possible loan losses . . . . . . .      (10,646)           (793)         1,613              (11,439)
                                                    -----------      ----------     ----------          -----------
    Loans, net . . . . . . . . . . . . . . . . . .      614,516          78,280                             694,409
Premises and equipment, net. . . . . . . . . . . .       28,308           5,436           (564) (a)          32,931
                                                                                         1,364  (k)
                                                                                        (1,613) (j)
Other real estate owned. . . . . . . . . . . . . .          781           1,070                               1,851
Intangible assets, net . . . . . . . . . . . . . .        8,106           1,250           (286) (a)          15,339
                                                                                         6,269  (l)
Accrued interest receivable. . . . . . . . . . . .       10,403             730                              11,133
Other assets . . . . . . . . . . . . . . . . . . .        7,673           2,645         (2,105) (a)           9,463
                                                                                         1,250  (g)
                                                    -----------      ----------     ----------          -----------
    Total assets . . . . . . . . . . . . . . . . .  $ 1,048,338      $  149,709     $  (15,457)         $ 1,182,590
                                                    -----------      ----------     ----------          -----------
                                                    -----------      ----------     ----------          -----------


LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
  Noninterest-bearing. . . . . . . . . . . . . . .  $   196,597      $   45,747     $      541  (a)     $   242,885
  Interest-bearing . . . . . . . . . . . . . . . .      726,572          87,245                             813,817
                                                    -----------      ----------     ----------          -----------
    Total deposits . . . . . . . . . . . . . . . .      923,169         132,992            541            1,056,702
Short-term borrowings. . . . . . . . . . . . . . .       18,705              --                              18,705
Long-term borrowings . . . . . . . . . . . . . . .          918           1,400         (1,400) (d)             918
Accrued interest payable . . . . . . . . . . . . .        3,237             289                               3,526
Other liabilities. . . . . . . . . . . . . . . . .        3,966             703           (273) (a)           4,396
                                                    -----------      ----------     ----------          -----------
  Total liabilities. . . . . . . . . . . . . . . .      949,995         135,384         (1,132)           1,084,247
                                                    -----------      ----------     ----------          -----------
Stockholders' equity:
  Common stock . . . . . . . . . . . . . . . . . .        6,225             902            165  (b)           6,225
                                                                                        (1,067) (f)
  Capital surplus. . . . . . . . . . . . . . . . .       34,769           8,114          1,546  (b)          34,769
                                                                                        (9,660) (f)
  Retained earnings. . . . . . . . . . . . . . . .       55,792           5,312         (3,286) (a)          55,792
                                                                                           250  (c)
                                                                                        (2,276) (f)
  Unrealized securities gains, . . . . . . . . . .        1,557               2             (2) (f)           1,557
  Treasury stock . . . . . . . . . . . . . . . . .           --              (5)             5  (f)              --
                                                    -----------      ----------     ----------          -----------
    Total stockholders' equity . . . . . . . . . .       98,343          14,325        (14,325)              98,343
                                                    -----------      ----------     ----------          -----------
    Total liabilities and stockholders' equity . .  $ 1,048,338      $  149,709     $  (15,457)         $ 1,182,590
                                                    -----------      ----------     ----------          -----------
                                                    -----------      ----------     ----------          -----------

           See accompanying notes to unaudited pro forma consolidated condensed financial statements.

                           BANCFIRST CORPORATION
       UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME
                   FOR THE YEAR ENDED DECEMBER 31, 1995
               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                       CITY                       BANCFIRST
                                       BANCFIRST     BANKSHARES     PRO FORMA        PRO
                                       HISTORICAL    HISTORICAL    ADJUSTMENTS      FORMA
                                       ----------    ----------    -----------    ---------
INTEREST INCOME

Loans, including fees . . . . . . .   $   57,914     $   6,999    $    161 (p)    $  65,074

Investment securities . . . . . . .       14,538         2,464         229 (r)       17,231

Federal funds sold and other  . . .        1,687           222      (1,404)(o)          505
                                      ----------     ---------    --------        ---------

    Total interest income . . . . .       74,139         9,685      (1,014)          82,810
                                      ----------     ---------    --------        ---------
INTEREST EXPENSE

Deposits  . . . . . . . . . . . . .       30,167         3,201                       33,368
Short-term borrowings . . . . . . .          253            39                          292
Line of credit  . . . . . . . . . .           16          --                             16
Long-term borrowings  . . . . . . .           14           145        (145)(n)           14
                                      ----------     ---------    --------        ---------
    Total interest expense  . . . .       30,450         3,385        (145)          33,690
                                      ----------     ---------    --------        ---------
Net interest income . . . . . . . .       43,689         6,300        (869)          49,120
Provision for possible loan
 losses . . . . . . . . . . . . . .          855            75                          930
                                      ----------     ---------    --------        ---------
    Net interest income after
     provision for possible loan
     losses . . . . . . . . . . . .       42,834         6,225        (869)          48,190
                                      ----------     ---------    --------        ---------

NONINTEREST INCOME

Service charges on deposits . . . .        7,869         1,059                        8,928
Securities transactions . . . . . .          111          --                            111
Other . . . . . . . . . . . . . . .        4,520         9,463      (8,235)(m)        4,865
                                                                      (883)(q)
                                      ----------     ---------    --------        ---------
    Total noninterest income. . . .       12,500        10,522      (9,118)          13,904
                                      ----------     ---------    --------        ---------

NONINTEREST EXPENSE
Salaries and employee benefits. . .       19,909         7,213      (4,216)(m)       22,906
Occupancy and fixed assets
 expense, net . . . . . . . . . . .        2,049           851        (363)(m)        2,537
Depreciation  . . . . . . . . . . .        1,871         1,094        (134)(m)        2,122
                                                                      (712)(q)
                                                                         3 (t)
Amortization  . . . . . . . . . . .        1,453           345        (128)(m)        2,240
                                                                       570 (s)
Other . . . . . . . . . . . . . . .        9,650         4,734      (3,820)(m)       10,877
                                                                       313 (u)
                                      ----------     ---------    --------        ---------

    Total noninterest expense . . .       34,932        14,237      (8,487)          40,682
                                      ----------     ---------    --------        ---------
Income before taxes . . . . . . . .       20,402         2,510      (1,500)          21,412
Income tax expense  . . . . . . . .       (7,563)       (1,016)        210 (m)        7,757
                                                                       600 (v)
                                                                        12 (w)
                                      ----------     ---------    --------        ---------


    Net income  . . . . . . . . . .   $   12,839     $   1,494    $   (678)       $  13,655
                                      ----------     ---------    --------        ---------
                                      ----------     ---------    --------        ---------

PER SHARE DATA (PRIMARY AND FULLY DILUTED)

Net income  . . . . . . . . . . . .   $     2.01     $    1.61                    $    2.14
                                      ----------     ---------                    ---------
                                      ----------     ---------                    ---------

Average common shares and common
 stock equivalents outstanding. . .    6,391,424       926,148                    6,391,424
                                      ----------     ---------                    ---------
                                      ----------     ---------                    ---------


                           See accompanying notes to unaudited pro forma
                            consolidated condensed financial statements.

                    BANCFIRST CORPORATION
          NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
               CONDENSED FINANCIAL STATEMENTS

(1)   BASIS OF PRESENTATION

The unaudited pro forma consolidated condensed financial statements for the year ended December 31, 1995 are based upon BancFirst Corporation's and City Bankshares, Inc.'s ("City Bankshares") audited financial statements. The pro forma consolidated condensed balance sheet is presented as if the merger occurred at December 31, 1995. The pro forma consolidated condensed statement of income is presented as if the merger occurred at January 1, 1995. Other assumptions and the pro forma adjustments are described below.

(2)   PRO FORMA ADJUSTMENTS

      The pro forma consolidated condensed balance sheet reflects the following adjustments:

      (a) Reflect the spin-off of C-Teq, Inc. to the shareholders of City Bankshares prior to the acquisition.

      (b) Reflect the exercise of stock options by City Bankshares' officers and directors prior to the acquisition.

      (c) Reflect the assumption that the minimum level of $13 million in total stockholders' equity, as required by the terms of the acquisition, had been attained by City Bankshares as of September 30, 1995.

      (d) Reflect the pay-off of City Bankshares' term loan prior to the acquisition.

      (e)  Record the cash payment for the common stock of City
           Bankshares.

      (f)  Eliminate stockholders' equity of City Bankshares.

      (g) Record the payment to the C.E.O. of City Bankshares for an agreement not to compete.

      (h) Reflect the increase in reserve requirements due to loss of City Bankshares' low reserve tranche.

      (i) Write-down City Bankshares' securities held for investment to market value.

      (j) Record loan to C-Teq, Inc. for purchase of furniture, equipment and software leased from City Bankshares.

      (k)  Write-up City Bankshares' premises to fair value.

      (l) Record core deposit intangible and excess of cost over fair value of the net assets acquired.

      The pro forma consolidated condensed statements of income reflect the following adjustments:

      (m) Reflect the spin-off of C-Teq, Inc. to shareholders of City Bankshares, Inc. prior to the acquisition.

      (n)  Eliminate the interest expense on City Bankshares' term loan.

      (o) Reduce interest income on short-term investments to reflect the use of such funds for the various purposes assumed for the City Bankshares acqusition in the pro forma consolidated condensed balance sheet.

      (p) Increase interest income for loan to C-Teq, Inc. for purchase of furiture, equipment and software.

      (q) Reduce depreciation expense and eliminate rental income for furniture, equipment and software purchased by C-Teq, Inc.

      (r)  Record accretion of discount from write-down of City
           Bankshares' securities held for investment to market value.

      (s) Record amortization of core deposit intangible and excess of cost over fair value of the net assets acquired.

      (t) Adjust depreciation expense for write up of City Bankshares' premises to fair value.

      (u)  Record amortization of payment for agreement not to compete.

      (v)  Reduce income tax expense for effect of pro forma adjustments.

      (w)  Adjust City Bankshares' income tax expense to statutory rate.

                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


June 5, 1996                        /Randy P. Foraker/
                                    ----------------------------------------
                                    Randy P. Foraker
                                    Sr. Vice President, Controller
                                    and Secretary/Treasurer
                                    (Principal Accounting Officer)